Exhibit 99.1

Kismet Acquisition One Corp Shareholders Approve Business Combination with Nexters

MOSCOW, Russia – August 19, 2021 – Kismet Acquisition One Corp (Nasdaq: KSMT, KSMTU, KSMTW) (“Kismet”), a publicly traded special purpose acquisition company (SPAC) led by Chairman and Chief Executive Officer, Ivan Tavrin, announced today that in a special meeting held on August 18, 2021, its shareholders voted to approve its proposed business combination with Nexters Global Ltd. (“Nexters”), an international game development company. Approximately 98% of the votes cast at the meeting, representing approximately 71% of Kismet’s outstanding shares, were in favor of the business combination with Nexters.

The business combination is expected to close on or about August 26, 2021, subject to the satisfaction of customary closing conditions. Following the closing, the combined company will operate as Nexters, and on or about August 27, 2021 its ordinary shares and warrants are expected to begin trading on the Nasdaq Global Market under the new ticker symbols “GDEV” and “GDEVW,” respectively.

The formal results of the vote will be included on a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Kismet Acquisition One Corp

Kismet Acquisition One Corp is a special purpose acquisition company led by Chairman and Chief Executive Officer, Ivan Tavrin, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities. Please find more information about Kismet at: www.kismetcg.com.

About Nexters

Nexters is an international game development company which strives to introduce the joy of core gaming experiences to casual players. Thanks to such hit games like Hero Wars, Throne Rush, and others the company reached over 200 million installs worldwide and became one of the top five independent mobile game companies in Europe. Headquartered in Cyprus, Nexters is built upon a team of 600+ inspired game developers. Please find more information about Nexters at: https://nexters.com and follow Nexters on LinkedIn.

Important Information and Where to Find It

This press release relates to the proposed business combination involving Kismet, Nexters and Nexters Inc. (“Pubco”). Pubco has filed a Registration Statement on Form F-4 with the SEC that includes a proxy statement of Kismet that also constitutes a prospectus of Pubco (the “Proxy Statement/Prospectus”). The definitive Proxy Statement/Prospectus has been mailed to Kismet’s shareholders. Kismet, Nexters and Pubco urge investors, shareholders and other interested persons to read the Registration Statement, including the preliminary Proxy Statement/Prospectus, and amendments thereto, and the definitive Proxy Statement/Prospectus, as well as other documents filed with the SEC, because these documents contain or will contain important information about Kismet, Nexters, Pubco and the business combination. Kismet’s shareholders may obtain a copy of such documents, without charge, by directing a request to: Kismet Acquisition One Corp, 850 Library Avenue, Suite 204, Newark, Delaware 19715. These documents can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

Kismet, Nexters, Pubco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Kismet’s shareholders in connection with the transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Kismet’s directors and executive officers in the final prospectus from Kismet’s initial public offering, which was filed with the SEC on August 7, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Kismet’s shareholders in connection with the transactions are set forth in the Proxy Statement/Prospectus for the transactions. Information concerning the interests of Kismet’s and Nexters’ participants in the solicitation, which may, in some cases, be different than those of Kismet’s and Nexters’ equity holders generally, are set forth in the Proxy Statement/Prospectus relating to the business combination.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of completion of the proposed business combination and the anticipated timing of commencement of trading of Pubco’s ordinary shares and warrants on the Nasdaq Global Market. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the business combination may not be completed in a timely manner or at all, (ii) the risk that the transactions may not be completed by Kismet’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Kismet, (iii) the failure to satisfy the conditions to the consummation of the business combination, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (v) the impact of COVID-19 on Nexters’ business and/or the ability of the parties to complete the business combination, (vi) the outcome of any legal proceedings that may be instituted against Pubco, Nexters and Kismet related to the Business Combination Agreement or the business combination, (vii) the ability to maintain the listing of Kismet securities on the Nasdaq Global Market and (viii) the risk that Pubco’s securities will not be approved for listing on the Nasdaq Global Market. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Kismet’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, the registration statement on Form F-4 and Proxy Statement/Prospectus discussed above and other documents filed by Kismet from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pubco, Nexters and Kismet assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Pubco, Nexters nor Kismet gives any assurance that either Pubco, Nexters or Kismet will achieve its expectations.

Media Contacts

Media (English)

Sara Evans / Kerry Golds

Finsbury Glover Hering

Kismet-US@finsbury.com

Media (Russian)

Daria Khilenkova

EM Comms

khilenkova@em-comms.com

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